UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  April 15, 2011

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the 2011 Purchase Agreement (as defined below) is incorporated by reference to Item 2.03 hereof and Item 2.03 of the Company’s current report on Form 8-K/A filed on March 3, 2011 (File No. 000-26285) (the “March 3 8-K/A”).   The description of the Engagement Agreement (as defined below) is incorporated by reference to Item 2.03 hereof and Item 2.03 of the March 3 8-K/A. The 2011 Purchase Agreement and Engagement Agreement are filed as exhibits to the Company’s current report on  Form 8-K filed on March 1, 2011 (File No. 000-26285) (the “March 1 8-K”), and are incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, between January 20, 2011 and February 28, 2011, CNS Response, Inc. (“we” or “the Company”)  issued subordinated convertible promissory notes (the “Unsecured Notes”) in an aggregate principal amount of $1,300,000 and warrants to purchase 2,166,663 shares of common stock to accredited investors, in connection with a private placement pursuant to a note and warrant purchase agreement (the “2011 Purchase Agreement”), under which we can issue up to $5 million in aggregate principal amount of Unsecured Notes and related warrants.

           On April 15, 2011, we issued additional Unsecured Notes in the aggregate principal amount of $500,000 and related warrants to purchase 833,332 shares of common stock pursuant to the 2011 Purchase Agreement to SAIL Venture Partners, L.P. and one of its affiliates.  Our director David Jones is a managing partner of SAIL Venture Partners, L.P.  Previously, on March 3, 2011, we issued  Unsecured Notes in the aggregate principal amount of $100,000 and related warrants to purchase 166,666 shares of common stock pursuant to the 2011 Purchase Agreement to a new accredited investor. Additionally, on April 5, 2011, we issued  Unsecured Notes in the aggregate principal amount of $50,000 and related warrants to purchase 83,333 shares of common stock pursuant to the 2011 Purchase Agreement to an accredited investor who had previously invested in the Company.   In aggregate we received net proceeds of $100,000 in the March 3rd closing, $44,000 on the April 5th closing, after accruing for $6,000 to be paid to the placement agent as described below, and $500,000 on the April 15 closings, for a total net proceeds of $644,000.

Monarch Capital Group LLC (“Monarch”) has acted as non-exclusive placement agent with respect to the placement of the Unsecured Notes and related warrants on April 5, 2011, pursuant to an engagement agreement, dated  January 19, 2011, between us and Monarch (the “Engagement Agreement”).  In connection with acting as non-exclusive placement agent, Monarch will receive aggregate cash fees of $5,000, an aggregate cash expense allowance of $1,000, and five-year warrants (“Placement Agent Warrants”) to purchase an aggregate of up to 16,666 shares of our common stock at an exercise price of $0.33 per share.

The description of the Unsecured Notes, related warrants and 2011 Purchase Agreement, Engagement Letter and Placement Agent Warrants are included in Item 2.03 of the March 3 8-K/A and is incorporated herein by reference thereto.  The Form of Unsecured Note, Form of related warrant and 2011 Purchase Agreement , Form of Placement Agent Warrant and Engagement Agreement are filed as exhibits to the March 1 8-K, and are incorporated herein by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Unsecured Notes, related warrants and Placement Agent Warrants is incorporated herein by reference to Item 2.03 hereof and Item 2.03 of the March 3 8-K.  The Form of Unsecured Note, Form of related warrant and Form of Placement Agent Warrant are filed as exhibits to the March 1 8-K, and are incorporated herein by reference thereto.

The Unsecured Notes, related warrants and Placement Agent Warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Form of Note.*

Exhibit 4.2	Form of Warrant.*

Exhibit 4.3	Form of Placement Agent Warrant.*

Exhibit 10.1	Note and Warrant Purchase Agreement, dated as of January 20, 2011.*

Exhibit 10.2	Engagement Agreement, dated January 19, 2011, between the Company and Monarch Capital Group, LLC.*
______________________________
*  Incorporated herein by reference to the corresponding exhibit to the Company’s current report on Form 8-K filed on March 1, 2011.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
April 21, 2011		Paul Buck
Chief Financial Officer